Exhibit 10.1

DYNEGY SHAREHOLDERS TRUST DECLARATION

This Dynegy Shareholders Trust Declaration (the “Declaration”) dated as of September 28, 2012 (the “Execution Date”) is by and between Dynegy Inc. (collectively with its successors, the “Grantor”) and Wilmington Trust, National Association (the “Trustee”), for the benefit of the stockholders of the Grantor as of the Plan Effective Date (collectively, the “Beneficiaries”).

WITNESSETH

WHEREAS, on November 7, 2011, Dynegy Holdings, LLC (“DH”), Dynegy Northeast Generation, Inc., Hudson Power, L.L.C., Dynegy Danskammer, L.L.C., and Dynegy Roseton, L.L.C. (collectively, the “DH Debtors”), each filed a voluntary petition for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York, Poughkeepsie Division (the “Court”) thereby commencing cases that are being jointly administered under case number 11-38111 (CGM) (collectively, the “DH Cases”);

WHEREAS, on June 1, 2012, the Court entered an order (the “Settlement Order”) approving the terms of that certain amended and restated settlement agreement, dated as of May 30, 2012 (the “Settlement Agreement”), by and among the DH Debtors, the Grantor, certain other non-debtor affiliates of the DH Debtors, and DH’s primary creditor constituencies;

WHEREAS, under Section II.a.(ii) of the Settlement Agreement and pursuant to paragraph 11 of the Settlement Order, the Grantor was granted an unliquidated allowed administrative claim pursuant to sections 503(b) and 507(a) of the Bankruptcy Code (the “Claim”), which claim, as set forth in the Settlement Agreement and as contemplated by the

Settlement Order, is to be assigned to a trust or otherwise transferred in an efficient manner for the benefit of the Grantor’s stakeholders (the “Assignment”);

WHEREAS, on June 18, 2012, DH filed the Modified Third Amended Chapter 11 Plan of Reorganization for Dynegy Holdings, LLC proposed by Dynegy Holdings, LLC and Dynegy Inc., which contemplated the merger of DH with and into the Grantor, with the Grantor as the “Surviving Entity” (the “Merger”);

WHEREAS, on June 18, 2012, DH and the Grantor (together, the “Plan Debtors”), filed the Motion of Dynegy Holdings, LLC and Dynegy Inc. for an Order Pursuant to Sections 105(a) and 363(b) of the Bankruptcy Code (a) Authorizing the Merger of Dynegy Holdings, LLC into Dynegy Inc. and (b) in Furtherance of Implementation of the Settlement Agreement (the “Implementation Motion”);

WHEREAS, pursuant to the Implementation Motion, to clarify and implement the terms of the Settlement Agreement and in aid of confirmation of the Plan, the Plan Debtors requested entry of an order (the “Implementation Order”) (a) authorizing the Grantor to effectuate the Assignment, as contemplated by the Settlement Agreement, at any time prior to the Merger (subject to certain procedures that would allow the Grantor to modify the proposed beneficiaries of the trust to which the Claim is assigned), (b) authorizing the Grantor and DH to effectuate the Merger on or prior to the effective date (the “Effective Date”) of the Plan (as defined below) (subject to the consent of certain parties as specified in the Implementation Motion), and (c) determining that the Implementation Order, and all relief granted therein, would apply in the Grantor’s chapter 11 case and be binding upon all creditors and equity interest holders of the Grantor; in each case, subject to certain conditions, including among others, the prior commencement of a chapter 11 case by the Grantor;

WHEREAS, on July 6, 2012, the Grantor filed in the Court a voluntary petition for relief under chapter 11 of the Bankruptcy Code, thereby commencing case number 12-36728 (CGM) (the “DI Case”);

WHEREAS, on July 10, 2012, the Court entered the Implementation Order in both the DH Cases and the DI Case approving the Implementation Motion, thus authorizing the Grantor to effectuate the Assignment of the Claim, subject only to the prior written consent of the official committee of unsecured creditors appointed in the DH Cases (the “Creditors’ Committee”);

WHEREAS, on July 12, 2012, the Grantor and DH each filed with the Court, in their respective cases, the Joint Plan of Reorganization for Dynegy Holdings, LLC and Dynegy Inc. (the “Plan”), which Plan is premised on and includes the proposed Merger;

WHEREAS, this Trust is created pursuant to, and in accordance with the Settlement Agreement, Settlement Order, and Implementation Order to effectuate the Assignment by the Grantor of the Claim to the Trust prior to the Merger for the benefit of the Beneficiaries;

WHEREAS, the Grantor will transfer the Claim to the Trust prior to the Merger Effective Time (as such term is defined in the Implementation Motion);

WHEREAS, the Grantor, the Trustee, and the Beneficiaries will treat the transfer to the Trust of the Claim as a transfer to the Beneficiaries on a pro rata basis in accordance with the Percentage Interests (defined below), followed by a transfer of the Claim by the Beneficiaries to the Trust for the benefit of the Beneficiaries, and will treat each Beneficiary as the grantor and owner of its Percentage Interest of the Claim;

WHEREAS, immediately prior to the Effective Date, the Trustee shall be deemed to have distributed the Claim to the Beneficiaries on a pro rata basis in accordance with their respective ownership interests in the Trust as of such date and in a manner determined by the Grantor (for each Beneficiary, its “Percentage Interest” and, together, the “Percentage Interests”), and the Trustee shall provide Reorganized Dynegy with a direction, in substantially the form attached hereto as Schedule A (the “Direction”), to distribute the Settlement Stock Pool and the Warrants in satisfaction of the Claim directly to the Beneficiaries on a pro rata basis in accordance with the Percentage Interests;

WHEREAS, the Trust is intended to qualify as a liquidating trust for federal income tax purposes, within the meaning of Treasury Regulations § 301.7701-4(d) and to be exempt from the requirements of the Investment Company Act of 1940 pursuant to Sections 7(a) and 7(b) thereof;

WHEREAS, the Trust is intended to be treated as a grantor trust for federal income tax purposes; and

WHEREAS, if the Trust shall fail or cease to qualify as a liquidating trust in accordance with Treasury Regulations § 301.7701-4(d), the parties intend that the Trustee take such action as it shall deem appropriate to have the Trust classified as a partnership for federal tax purposes under Treasury Regulations § 301.7701-3 (but not a publicly traded partnership within the meaning of Section 7704 of the Internal Revenue Code of 1986 (the “Code”)), including, if necessary, creating or converting it into a Delaware limited liability partnership or limited liability company that is so classified, the full costs of which, if any, shall be paid by the Grantor to the Trustee prior to the Trustee taking any such action.

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, the Grantor and the Trustee agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATIONS

1.1          Definitions.  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.

1.2          Interpretation.

1.2.1       The headings in this Declaration are for convenience of reference only and shall not limit or otherwise affect the provisions of this Declaration.

1.2.2       Words denoting the singular number shall include the plural number and vice versa, and words denoting one gender shall include the other gender.  Any reference herein to the Grantor, DH, the DH Debtors, or the Trustee shall include their respective successors and assigns, as applicable, or with respect to the Trustee, any replacements duly appointed in accordance with this Declaration.

1.2.3       Reference in the Declaration to any Section or Article is, unless otherwise specified, to that such Section or Article under this Declaration.  The words “hereto,” “herein,” “hereunder,” and similar terms shall refer to this Declaration and not to any particular Section or Article of this Declaration.

ARTICLE II

DECLARATION OF TRUST

2.1          Creation of Trust.  The Grantor and the Trustee, pursuant to this Declaration, hereby create a trust which shall be known as the “Dynegy Shareholders Trust”.  The Trustee is hereby named, constituted and appointed, to act and serve as Trustee of the Trust upon and subject to the terms and conditions set forth herein.  The Trustee is willing, and does hereby accept, the appointment, to act and serve as Trustee of the Trust, and to hold and administer the Claim pursuant to the terms and conditions of this Declaration.

2.2          Purpose of Trust.  The Grantor and the Trustee hereby create the Trust to (i) receive the Claim prior to the Merger, (ii) distribute the Claim to the Beneficiaries immediately prior to the Effective Date, and (iii) effectuate the Direction by the Trustee to Reorganized Dynegy to distribute the Settlement Stock Pool and Warrants in satisfaction of the Claim on a pro rata basis to the Beneficiaries in accordance with the Percentage Interests.

2.3          Transfer of the Claim.  The Grantor hereby grants, releases, assigns, transfers and delivers, on behalf of the Beneficiaries, the Claim to the Trust as of the Execution Date, in trust to be held for the benefit of the Beneficiaries and to be applied as specified in this Declaration.  In addition to the foregoing, pursuant to this Declaration the Grantor shall advance $100,000 (the “Trustee Indemnification Payment”) to the Trust on the Execution Date to pay the reasonable costs and expenses associated with the administration of the Trust.  For the avoidance of doubt, the Trustee Indemnification Payment shall not be considered part of the Trust for any purpose.  Upon the termination of the Trust and the submission of federal tax returns to the Internal Revenue Service, the Trustee shall return the unused portion, if any, of the Trustee Indemnification Payment to the Grantor.  The Grantor shall from time to time as and when reasonably requested by the Trustee execute and deliver or cause to be executed and delivered all documents (in recordable form where necessary or appropriate), and the Grantor shall take or cause to be taken such further action as the Trustee may reasonably deem necessary or appropriate, to vest or perfect in or confirm to the Trustee title to and possession of the Claim.

2.4          Creditors’ Committee Approval.  The Grantor certifies to the Trustee that, pursuant to the Implementation Order, the Grantor has obtained the requisite written consent of the Creditors’ Committee to transfer, release, assign, grant and deliver the Claim to the Trust and/or the Beneficiaries.

ARTICLE III

ADMINISTRATION OF THE TRUST ESTATE

3.1          Rights, Powers and Privileges.  The Trustee shall have all of the rights, powers, privileges and standing expressly provided in this Declaration with respect to the Claim.  The Trustee shall have the power to take the actions granted in the subsections below and any powers reasonably incidental thereto which the Trustee, in its reasonable discretion, deems necessary or appropriate to fulfill the purpose of the Trust, unless otherwise specifically limited or restricted by this Declaration, including but not limited to the following:

3.1.1       Hold legal title to any and all rights in or arising from the Claim;

3.1.2       Prosecute, compromise, protect and enforce the rights to the Claim vested in the Trustee by this Declaration by any method deemed appropriate by the Trustee in his or her discretion, including, without limitation, by judicial proceedings or otherwise;

3.1.3       Make all distributions provided for in, or contemplated by, this Declaration;

3.1.4       Open and maintain bank accounts on behalf of or in the name of the Trust;

3.1.5       Make all tax withholdings, file tax information returns, make tax elections by and on behalf of the Trust and file returns for the Trust pursuant to Article 10 hereof;

3.1.6       Establish such reserves for taxes, assessments and other expenses of administration of the Trust as may be necessary and appropriate for the proper operation of matters incident to the Trust;

3.1.7       Pay all expenses and make all other payments relating to the Claim;

3.1.8       Retain and pay third parties pursuant to Article 3.2 hereof;

3.1.9       Carry insurance coverage or obtain bonds in such amount as the Trustee deem advisable at the expense of the Trust;

3.1.10     Execute all powers provided the Trustee under this Declaration;

3.1.11     Seek relief from the appropriate court in the event the Trustee determines it is necessary prior to acting or not acting pursuant to this Declaration;

3.1.12     Institute and prosecute claims and causes of action in the appropriate court;

3.1.13     Have standing and capacity to institute all causes of action and any other claims, derivative or otherwise, which the owner of the Claim has;

3.1.14     Take any and all necessary actions as it shall deem appropriate to have the Trust classified as a partnership for federal tax purposes under Treasury Regulations § 301.7701-3 (but not a publicly traded partnership within the meaning of Section 7704 of the Code), including, if necessary, creating or converting the Trust into a Delaware limited liability partnership or limited liability company that is so classified, in the event that the Trust shall fail or cease to qualify as a liquidating trust within the meaning of Treasury Regulations § 301.7701-4(d); and

3.1.15     Take any and all other actions reasonably necessary to effectuate the purposes of the Trust.

3.2          Agents and Professionals.  The Trustee may retain, engage and consult with attorneys, accountants, appraisers, or other Persons deemed by the Trustee to be necessary to assist in the performance of the Trustee’s duties.  The Trustee may pay the reasonable salaries, fees and expenses of such professionals and other Persons out of the Trustee Indemnification Payment and may engage such professionals and other Persons upon such terms as the Trustee, in his or her sole discretion, deem appropriate and proper.

3.3          Safekeeping of the Claim.  The Claim received by the Trust shall, until distributed or paid over as herein provided, be held in trust for the benefit of the Beneficiaries, unless and to the extent required by law.  The Trustee shall administer the Claim as set forth herein.  The Trustee shall be under no liability for interest or producing income on the Claim.  The Trust will hold no operating assets and no listed stocks or securities or other readily marketable assets, and will not receive or retain cash or cash equivalents other than as set forth in Section 7.7.  The Trustee will make continuing efforts to dispose of the Claim in accordance with this Declaration and not unduly prolong the duration of the Trust.

3.4          Trustee Discretion.  Any right, power, or privilege of the Trustee to perform any discretionary act enumerated in this Declaration shall not be construed as a duty, and the Trustee shall be entitled, in its sole discretion, to require a formal direction from Beneficiaries collectively holding no less than a majority in interest of the Percentage Interests prior to performing any discretionary act enumerated in this Declaration; provided, however, that the Trustee shall be under no obligation to perform any discretionary act enumerated in this Declaration at the request or direction of any of the Beneficiaries unless the Trustee shall have received (from the Grantor or from the Beneficiaries) reasonable security or a cash indemnity against the cost, expenses, and liabilities which might be incurred by it in compliance with such request or direction.

ARTICLE IV

DISTRIBUTIONS FROM THE TRUST

4.1          Distributions.  Immediately prior to the Effective Date, the Trustee shall be deemed to have distributed the Claim to the Beneficiaries on a pro rata basis in accordance with the Percentage Interests and shall direct Reorganized Dynegy to distribute the Settlement Stock Pool and Warrants in satisfaction thereof on a pro rata basis to the Beneficiaries in accordance with the Percentage Interests.

4.2          Withholding.  The Trustee may withhold from amounts distributable to any Beneficiary, any and all amounts, determined in the Trustee’s reasonable sole discretion to be required by any law, regulation, rule, ruling, directive or other governmental requirement.

4.3          Payments Limited to the Claim.  All payments to be made (or deemed to have been made) by the Trustee to or for the benefit of any Beneficiary shall be made only from the Claim.  Each Beneficiary shall have recourse only to the Claim for distributions under this Declaration.

4.4          Priorities of Distribution.  The Trustee must pay the operating expenses of the Trust before approving and paying distributions to or for the benefit of Beneficiaries.

4.5          Irrevocable Distributions.  All distributions made (or deemed to have been made) by the Trustee, once made, shall be irrevocable and shall not be subject to disgorgement.

ARTICLE V

BENEFICIARIES

5.1          Interest Beneficial Only.  The ownership of a Percentage Interest shall not entitle any Beneficiary to any title in or to the Claim or to any right to call for a partition or division of such Claim or to require an accounting, except as specifically provided herein.

5.2                               Evidence of Beneficial Interest.  As soon as reasonably practicable but no later than the time for the distribution on the Claim, the Grantor shall advise the Trustee in writing of (a) the Percentage Interests and (b) such information regarding the Beneficiaries as the Trustee may reasonably require to effectuate the Trustee’s duties hereunder.  Ownership of a Percentage Interest shall not be evidenced by any certificate, security, or receipt or in any other form or manner whatsoever, except as maintained on the books and records of the Trust by the Trustee.

5.3                               Standing of Beneficiary.  No Beneficiary shall have standing to request that the appropriate court (a) remove the Trustee or (b) direct the Trustee to do or not to do any act other than as described herein.

ARTICLE VI

THIRD PARTY RIGHTS AND LIMITATION OF LIABILITY

6.1                               Parties Dealing with the Trust or a Trustee.  In the absence of actual knowledge to the contrary, any person dealing with the Trust or a Trustee shall be entitled to rely on the authority of the Trustee or any of the Trustee’s agents to act in connection with the Claim.  There is no obligation on any Person dealing with the Trustee to inquire into the validity or expediency or propriety of any transaction undertaken by the Trustee or any agent of the Trustee.

6.2                               Limitation of Trustee’s Liability.

6.2.1                     Except as otherwise specified herein, in exercising the rights and duties set forth herein, the Trustee shall exercise its best judgment, to the end that the affairs of the Trust shall be properly managed and the interests of all the Beneficiaries are safeguarded; but the Trustee shall not incur any responsibility or liability by reason of any error of law or of any matter or thing done or suffered or omitted to be done under this Declaration, except for willful misconduct or gross negligence of the Trustee.  No claim or cause of action shall lie against the

Trustee for any action or lack of action taken by the Trustee in reasonable reliance upon the advice of any attorney or other professional engaged or consulted with in accordance with this Declaration.

6.2.2                     In addition to the provisions of Article 6.2.1, except as otherwise provided in this Declaration, the Trustee, together with his or her officers, directors, employees, agents, and representatives, are exculpated from any and all causes of action, arising out of the discharge of the powers and duties conferred upon the Trustee by this Declaration or applicable law, except solely for actions or omissions arising out of the Trustee’s gross negligence or willful misconduct.  No holder of a claim or an equity interest in the DH Cases or the DI Case shall have or shall be entitled to pursue any claim or cause of action against the Trustee or his or her officers, directors, employees, agents, and representatives arising from or relating to this Declaration.

6.3                               Indemnification.  The Trustee shall be indemnified and receive reimbursement against and from all loss, liability, claim, expense (including counsel fees) or damage which such Trustee may incur or sustain in the exercise and performance of such Trustee’s powers and duties under this Declaration to the full extent permitted by applicable law, except if such loss, liability, expense or damage is finally determined by a court of competent jurisdiction to result from such Trustee’s willful misconduct or gross negligence.  The amounts necessary for such indemnification and reimbursement shall be paid to such Trustee in full and in cash by the Grantor (to the extent any such amounts exceed any remaining portion of the Trustee Indemnification Payment), and the Trustee shall have no responsibility to pay any loss, liability, claim, expense (including counsel fees) or damage (to the extent any such amounts exceed any remaining portion of the Trustee Indemnification Payment) unless and until the Trustee actually receives from the Grantor cash in an amount sufficient to satisfy fully the applicable loss, liability, claim, expense, or damage.  The Trustee shall not be personally liable for the payment of any Trust expense or claim or other liability of the Trust, and no person shall look to a Trustee personally for the payment of any such expense or liability.  This indemnification shall survive the death, dissolution, resignation or removal (as may be applicable) of a Trustee, or the termination of the Trust, and shall inure to the benefit of the Trustee’s heirs and assigns.

ARTICLE VII

SELECTION, REMOVAL AND COMPENSATION OF TRUSTEE

7.1                               Initial Trustee.  The initial Trustee shall be Wilmington Trust, National Association.

7.2                               Term of Service.  The Trustee shall serve until the earlier of (a) termination of the Trust in accordance with this Declaration, or (b) the Trustee’s death, dissolution, resignation or removal (as may be applicable).

7.3                               Resignation and Removal of a Trustee.  A Trustee may resign at any time by giving the Beneficiaries and the Grantor at least thirty (30) days’ written notice of his or her intention to do so.  The Beneficiaries holding a majority of the Percentage Interests, acting through a vote or by written consent, may remove the Trustee at any time by giving the Trustee and the Grantor written notice of the Trustee’s removal.  In the event of a resignation or removal, the resigning or removed Trustee shall render a full and complete accounting of monies and assets received, disbursed, and held during the term of office of the Trustee.  The resignation or removal shall be effective on the later of (i) the date specified in the notice; or (ii) the date that is thirty (30) days after the date the notice is delivered.

7.4                               Appointment of Successor Trustee.  Upon the resignation or removal of a Trustee, the Grantor shall promptly appoint a successor Trustee.  Upon the death, incapacity, or removal of a Trustee, the Grantor shall promptly appoint a successor Trustee.  Any successor

Trustee so appointed shall consent to and accept in writing the terms of this Declaration and agrees that the provisions of this Declaration shall be binding upon and inure to the benefit of the successor Trustee and all of its heirs and legal and personal representatives, successors or assigns.

7.5                               Powers and Duties of Successor Trustee.  A successor Trustee shall have all the rights, privileges, powers, and duties of his or her predecessor.

7.6                               Trust Continuance.  The death, dissolution, resignation or removal (as may be applicable) of one or more Trustees shall not terminate the Trust or revoke any existing agency created pursuant to this Declaration or invalidate any action theretofore taken by the Trustee.

7.7                               Compensation and Costs of Administration.

7.7.1                     On the Execution Date, the Grantor shall pay to the Trustee in immediately available funds the Trustee Indemnification Payment, of which $15,000 (the “Annual Administration Fee”) shall serve to compensate the Trustee its services contemplated hereby (but not its expenses or the fees and expenses of any professional advisors retained by the Trustee in connection herewith).  The Annual Administration Fee shall be due and payable and fully earned on and as of the Execution Date and on as of each anniversary of the Execution Date thereafter until the Trust terminates in accordance with the terms thereof.  The Annual Administration Fee shall be a liability of the Trust and a charge against the Trustee Indemnification Payment.

7.7.2                     In addition to the Annual Administration Fee, the Trustee may charge extraordinary administration fees in connection with services of the Trustee outside the scope of the services set forth herein.  Extraordinary administration fees also apply in the pursuit of any remedies by the Trustee or which may arise as a result of a chapter 11 or other filing pursuant to the Bankruptcy Code.  Extraordinary administration fees are billed at the rate of $490.00 per hour for Managing Directors, Senior Vice Presidents or Members of Senior Management, $475.00 per hour for corporate client services officers and $420.00 per hour for associates and administrative assistants.  Extraordinary administration fees, if any, shall be a liability of the Trust and a charge against the Trustee Indemnification Payment.

7.7.3                     Upon termination of the Trust and the fulfillment of the Trustee’s responsibilities with respect thereto, the Trustee shall remit the unused portion, if any, of the Trustee Indemnification Payment to the Grantor.

7.7.4                     After the Execution Date, to the extent that the Trustee Indemnification Payment has been exhausted, the Grantor shall promptly reimburse the Trustee for any and all costs, expenses, and obligations incurred by the Trustee (or professionals who may be employed by the Trustee in administering the Trust, in carrying out his responsibilities under this Declaration, or in any manner connected, incidental, or related thereto).

ARTICLE VIII

MAINTENANCE OF RECORDS

8.1                               The Trustee shall maintain books and records containing a description of all property from time to time constituting the Claim and an accounting of all receipts and disbursements.  The books shall be open to inspection by any Beneficiary at any reasonable time during normal business hours.  The Trustee shall furnish to any Beneficiary upon written request an annual statement of receipts and disbursements of the Trust.

ARTICLE IX

DURATION OF TRUST

9.1                               Duration.  The Trust shall become effective upon the Execution Date. Thereupon, the Trust and its provisions herein shall remain and continue in full force and effect until the Trust is terminated in accordance with the terms hereof.

9.2                               Termination upon Distribution of the Claim.  Upon the payment of all costs, expenses, and obligations incurred in connection with administering the Trust (including those incurred in connection with completing all necessary tax returns), the distribution of the Claim in accordance with this Declaration, and the delivery of the Direction by the Trustee to Reorganized Dynegy, the Trust shall terminate and the Trustee shall have no further responsibility in connection therewith except as may be required to effectuate such termination under relevant law.

9.3                               Termination After Five Years.

9.3.1                     If the Trust has not been previously terminated pursuant to Article 9.2 hereof, the Trust will terminate on the fifth anniversary of the Execution Date, unless otherwise extended by the Grantor; provided, however, that no extension shall be obtained unless the Trustee receives a favorable ruling from the IRS that any further extension would not adversely affect the status of the Trust as a liquidating trust within the meaning of Treasury Regulations § 301.7701-4(d) for federal income tax purposes.  Upon termination pursuant to this Article 9.3.1, the Trustee shall pay all costs, expenses and obligations incurred in connection with administering the Trust (and the Trustee shall be entitled to reimbursement from the Grantor for such costs, expenses, and obligations), make the distributions specified in Article 4.1, and the Trustee shall have no further responsibility in connection therewith.

9.3.2                     If the Trust terminates pursuant to Article 9.3.1, the Trustee is directed to designate one or more Beneficiaries as the remainder Beneficiaries of the Trust and distribute the Claim to such Beneficiaries in such proportions as the Trustee in his or her sole discretion shall determine.

ARTICLE X

TAX MATTERS

10.1                        For federal income tax purposes, the transfer by the Grantor of its title and interest in the Claim to the Trust shall be treated (and the Grantor and the Trustee hereby agree to treat the transfer) as a transfer of the title and interest in the Claim by Grantor to the Beneficiaries pro rata in accordance with their respective Percentage Interests followed by a transfer of such title and interest by the Beneficiaries to the Trust for the benefit of the Beneficiaries pro rata in accordance with their respective Percentage Interests.

10.2                        Consistent with Revenue Procedure 94-45, 1994-2 C.B. 684, and unless otherwise required by a determination within the meaning of Section 1313(a) of the Code, the Trust shall be treated as a “liquidating trust” pursuant to Treasury Regulation § 301.7701-4(d) and as a “grantor trust” for federal income tax purposes, pursuant to Sections 671 through 679 of the Code.  In the event that the Trust shall fail or cease to qualify as a liquidating trust in accordance with Treasury Regulations Section 301.7701-4(d), the Trustee shall take such action as it shall deem appropriate to have the Trust classified as a partnership for federal tax purposes under Treasury Regulations Section 301.7701-3 (but not a publicly traded partnership within the meaning of Section 7704 of the Code), including, if necessary, creating or converting it into a Delaware limited liability partnership or limited liability company that is so classified.  For federal income tax purposes, the Beneficiaries will be treated as the grantors and owners of the

Trust and, therefore, will be responsible for the payment of tax on their respective allocable share of the taxable income of the Trust.

10.3                        All of the Trust’s trust income will be treated as subject to tax on a current basis.  The Trustee shall cause taxable income and taxable loss of the Trust to be allocated among the Beneficiaries pro rata in accordance with their respective Percentage Interests.

10.4                        The Trustee will file or cause to be filed federal returns for the Trust as a grantor trust pursuant to Section 1.671-4(a) of the administrative regulations issued by the U.S. Department of Treasury.  The Trustee will also file or cause to be filed any state and local tax returns for the Trust that the Trustee determines are required to be filed.

10.5                        The Grantor shall be responsible for all tax and information reporting requirements with respect to the distribution of the Claim to the Beneficiaries prior to the Merger Effective Date.

10.6                        All amounts required to be withheld pursuant to the Code or any provision of any state or local tax law with respect to any payment or distribution to the Beneficiaries shall be treated as amounts distributed to such Beneficiaries for all purposes of this Declaration.

ARTICLE XI

MISCELLANEOUS

11.1                        Limitation on Transferability.  It is understood and agreed that the Percentage Interests herein shall be non-assignable by a Beneficiary during the term of this Declaration.

11.2                        Notices.  All notices to be given to Beneficiaries may be given by regular mail or may be delivered personally.  Any notice or other communication which may be or is required to be given, served, or sent to the Trustee shall be in writing and shall be sent by registered or certified United States mail, return receipt requested, postage prepaid, or transmitted by hand delivery or facsimile (if receipt is confirmed) addressed as follows:

If to the Trustee:

Wilmington Trust, National Association

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402

Attention: Nicholas D. Tally

or to such other address as may from time to time be provided in written notice by the Trustee.

With a contemporaneous copy to:

Ropes & Gray LLP

1211 Avenue of the Americas

New York, NY 10036

Attention: Mark R. Somerstein

11.3                        Wire Transfers.  Wire transfers to the Trustee shall be made to the following account:

Wilmington Trust

ABA 031100092

Account Name: 102605-001

Account Name: Dynegy Shareholders Trust

Attn: Mary Alice Stopyra/Global Capital Markets

Wire transfers to the Grantor shall be made to the following account:

Dynegy Inc.

JP Morgan Chase Bank, NA

Account #744446634

ABA #021000021

11.4                        No Bond.  Notwithstanding any state law to the contrary, the Trustee (including any successor) shall be exempt from giving any bond or other security in any jurisdiction.

11.5                        Governing Law.  This Declaration shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflicts of laws provisions.

11.6                        Successors and Assigns.  This Declaration shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns.

11.7                        No Execution.  All funds in the Trust shall be deemed in custodia legis until such times as the funds have actually been paid to or for the benefit of a Beneficiary, and no Beneficiary or any other Person can execute upon, garnish or attach the Claim or the Trustee in any manner or compel payment from the Trust except by order of the appropriate court.  Payment of the Trust proceeds whether to the Beneficiaries or in administration of the Trust shall be solely governed by this Declaration.  The Claim is not subject to and shall not be subject to any liens, claims, encumbrances or security interests in favor of any person.  If any conflicting claims or demands are made or asserted with respect to a Beneficiary’s rights to distribution, the Trustee shall be entitled, at his or her sole election, to refuse to comply with any such conflicting claims or demands.  In so refusing, the Trustee may elect to make no payment or distribution with respect to the disputed claim represented by the claims or demands involved, or any part thereof, and to refer such conflicting claims or demands to the appropriate court, which shall have exclusive jurisdiction over resolution of such conflicting claims or demands.  In so doing, the Trustee shall not be or become liable to any party for his or her refusal to comply with any of such conflicting claims or demands.  The Trustee shall be entitled to refuse to act until either (i) the rights of the adverse claimants have been adjudicated by a final order of the appropriate court, or (ii) all differences have been resolved by a written agreement among all of such parties and the Trustee, which agreement shall include a complete release of the Trustee.

11.8                        Intention of Parties.  This Declaration is intended to create a trust which is a grantor trust for United States federal income tax purposes and, to the extent provided by law, shall be governed and construed in all respects as a grantor trust.

11.9                        Amendment.  This Declaration may be amended only by order of a court with jurisdiction of the subject matter hereof.  Notwithstanding this Article 11.9, any amendments to this Declaration shall not be inconsistent with the purpose and intention of the Trust to liquidate in an orderly manner the Claim (which will maximize the value of such Claim) in accordance with Treasury Regulations § 301.7701-4(d), or in the alternative, as allowed under Delaware law applicable to limited liability companies or limited liability partnerships.  In the event that the Trust shall fail or cease to qualify as a liquidating trust in accordance with Treasury Regulations § 301.7701-4(d), this Declaration may be amended by the Trustee to the extent necessary for the Trustee to take such action as it shall deem appropriate to have the Trust classified as a partnership for federal tax purposes under Treasury Regulations § 301.7701-3 (but not a publicly traded partnership within the meaning of Section 7704 of the Code), including, if necessary, creating or converting it into a Delaware limited liability partnership or limited liability company that is so classified.

11.10                 Further Assurances.  From and after the Execution Date, the parties hereto covenant and agree to execute and deliver all documents and notices and to take all such further actions as may reasonably be required from time to time to carry out the intent and purposes of this Declaration, and to consummate the transactions hereby contemplated.

11.11                 Severability.  If any term, provision, covenant or restriction contained in this Declaration is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Declaration shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

11.12                 Irrevocability.  The Trust is irrevocable, but is subject to amendment as provided for herein.

11.13                 Counterparts.  This Declaration may be executed in one or more counterparts (via facsimile or otherwise), each of which shall be deemed an original but which together shall constitute but one and the same instrument.

11.14                 Effectiveness.  This Declaration shall become effective on the Execution Date.

11.15                 Investment Company Act.  The Trust is organized as a liquidating entity in the process of liquidation, and therefore should not be considered, and the Trust does not and will not hold itself out as, an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act, 15 U.S.C. § 80a-1 et seq.

11.16                 Jurisdiction.  The Court shall have jurisdiction over the Trust, the Trustee and the Claim, including, without limitation, jurisdiction to determine all disputes regarding the administration and activities of the Trust, the Trustee, the provisions of this Declaration and any modifications to this Declaration.  Notwithstanding anything herein to the contrary, the Trustee may commence and prosecute claims and causes of action in any state or federal court or other tribunal where venue and jurisdiction is otherwise proper.

[Signatures on following page]

IN WITNESS WHEREOF, the parties have executed this Declaration (or are deemed to have so executed this Declaration) as of the day and year written below.

DATED as of this 28th day of September, 2012.

TRUSTEE:

/s/ Nicholas D. Tally
Nicholas D. Tally
Wilmington Trust, National Association
Vice President

GRANTOR:

Dynegy Inc.

/s/ Catherine B. Callaway
By:
Name:	Catherine B. Callaway
Title:	EVP, General Counsel &
Chief Compliance Officer